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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549



FORM 8-K



Pursuant to Section 13 or 15(d) of the Securities and Exchange
Act of 1934


Date of Report (Date of earliest event reported): April 11, 1997



Exact name of registrant as specified in its charter: T. ROWE
PRICE REALTY INCOME FUND I, A NO-LOAD LIMITED PARTNERSHIP


State or other Jurisdiction of Incorporation or Organization:
Maryland

I.R.S. Employer Identification No.:52-1363144

Commission File Number: 0-14308

Address of principal executive offices:  100 East Pratt Street,
Baltimore, Maryland  21202

Registrant's telephone number, including area code: 1-800-638-5660


Former name of former address, if changes since last report:
Not Applicable














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Item 5.  Other Events.

On April 11, 1997, T. Rowe Price Realty Income Fund I, a No-Load Limited Partnership ("the Partnership") entered into a definitive agreement to sell the following real property assets of the Partnership, constituting the majority of its assets (the "Assets"), to Glenborough Realty Trust Incorporated, a Maryland corporation, and Glenborough Properties, L.P., a California limited partnership corporation ("Purchaser"): Airport Perimeter, Montgomery, Springdale, The Business Park and Newport Center, all for the purchase price of $27.4 million, on substantially the terms and conditions set forth in an Asset Purchase Agreement between the Partnership and Purchaser.

Completion of the transaction is subject to the usual conditions for such transactions, although there is no financing contingency. A majority in interest of the Partnership's limited partners must also approval the sale. There is no assurance the transaction will be consummated.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has daily caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                         T. ROWE PRICE REALTY INCOME FUND I, A NO-LOAD LIMITED PARTNERSHIP
                             By:  T. Rowe Price Realty Income
                             Fund I Management, Inc., as
                             General Partner




                                   By:  /s/Lucy B. Robins
                                        Lucy B. Robins
                                        Vice President
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